CONTACT:	Patricia S. Betance	Exhibit 99.1
	Assistant Secretary	Page 1 of 1

TELEPHONE:	310/638-2842	FOR IMMEDIATE RELEASE
	NASDAQ/NMS-ARDNA	SOUTHERN CALIFORNIA

Arden Group, Inc. Annual Meeting of Stockholders

LOS ANGELES, CA June 7, 2013 – Arden Group, Inc. (Nasdaq–ARDNA) announced today that it held its Annual Meeting of Stockholders on June 6, 2013 and that a tally of voting results indicate that Messrs. Bernard Briskin, John G. Danhakl and Kenneth A. Goldman have been re-elected as a Director of the Company for a three-year term ending in 2016 and that Moss Adams LLP has been confirmed as the Company’s independent certified public accounting firm.

Bernard Briskin, Chairman of the Board, President and Chief Executive Officer did not attend the meeting because of current medical conditions.

Post Office Box 512256, Los Angeles, California 90051-0256 (310) 638-2842

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